UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2024

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Elanco Animal Health Incorporated (“Elanco” or the “Company”) appointed Kathy Turner to the Board as a member of the class with a term expiring in 2026, with the understanding that Ms. Turner would ultimately be a member of, and be appointed to, the class of directors with a term expiring in 2025 with the classes being rebalanced by the Board re-allocating an existing member of the 2025 class to the 2026 class. To effect this re-allocation and rebalancing, Ms. Turner agreed to resign from her position as a member of the 2026 class and Lawrence Kurzius agreed to resign from his position as a member of the 2025 class, and the Board reappointed Ms. Turner to the Board as a member of the 2025 class and Mr. Kurzius to the Board as a member of the 2026 class, in all cases effective immediately upon completion of the Company’s annual meeting of shareholders on May 30, 2024 (the “2024 Annual Meeting”) and with Ms. Turner’s and Mr. Kurzius’ service on the Board deemed to have continued uninterrupted.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2024 Annual Meeting, Elanco’s shareholders approved, among other things, certain amendments to Elanco’s Articles of Incorporation (the “Articles”) to declassify the Board, adopt a majority vote standard for uncontested elections of directors, provide shareholders with the right to amend the Company’s Bylaws and provide shareholders with the right under certain circumstances to request special meetings of shareholders.

The Articles, as amended and restated to incorporate the amendments referred to above, are attached hereto as Exhibit 3.1.

Previously, the Board approved amendments to the Company’s Bylaws including to make corresponding changes to conform to the amendments to the Articles described above, effective upon shareholder approval of the amendments to the Articles described above. Other amendments to the Bylaws include updating and expanding the procedural and informational requirements for director nominations submitted by shareholders under the “advance notice” provisions; updates in response to the Securities and Exchange Commission’s adoption of “universal proxy” rules as set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and requiring that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white; and other ministerial and clarifying changes.

The Bylaws, as amended and restated, and effective as of May 30, 2024, are attached hereto as Exhibit 3.2.

Item 5.07   Submission of Matters to a Vote of Security Holders.

Voting results for each matter submitted to a vote at the 2024 Annual Meeting are provided below.

Proposal 1. Election of Directors. All of the nominees for director nominated by the Board were elected to serve for a three-year term ending at the 2027 annual meeting of shareholders and until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
William Doyle	373,318,271	67,425,671	428,146	15,291,110
Art Garcia	337,173,908	103,570,406	427,774	15,291,110
Denise Scots-Knight	339,982,765	100,759,700	429,623	15,291,110
Jeffrey Simmons	343,139,650	97,563,208	469,230	15,291,110

Proposal 2. The shareholders ratified the appointment of Ernst & Young LLP as Elanco’s independent registered public accounting firm for 2024, by the votes set forth in the table below.

For	Against	Abstain
454,375,829	1,564,686	522,683

Proposal 3. The shareholders approved, by non-binding vote, the compensation of Elanco’s named executive officers, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
409,526,328	31,095,963	549,797	15,291,110

Proposal 4. The shareholders approved management’s proposal to amend the Articles to declassify the Board, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
439,226,427	1,488,109	457,552	15,291,110

Proposal 5. The shareholders approved management’s proposal to amend the Articles to adopt a majority vote standard for uncontested elections of directors, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
439,239,035	1,491,386	441,667	15,291,110

Proposal 6. The shareholders approved management’s proposal to amend the Articles to provide shareholders with the right to amend the Company’s Bylaws, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
439,290,885	1,429,401	451,802	15,291,110

Proposal 7. The shareholders approved management’s proposal to amend the Articles to provide shareholders with the right to request special meetings of shareholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
439,216,788	1,506,358	448,942	15,291,110

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Elanco Animal Health Incorporated Amended and Restated Articles of Incorporation, effective May 30, 2024.

3.2	Elanco Animal Health Incorporated Amended and Restated Bylaws, effective May 30, 2024.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: June 4, 2024	By:	/s/ Todd Young
Name: Todd Young
Title: Executive Vice President and Chief Financial Officer